Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ameri Holdings, Inc.
Suwanee, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2018, relating to the audited condensed consolidated financial statements of Ameri Holdings, Inc. appearing in the Annual Report on Form 10-K of Ameri Holdings, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Ram Associates
Hamilton, NJ

September 25, 2018